EXHIBIT 10.16

CONVERTIBLE PROMISSORY NOTE AND LOAN AGREEMENT
DATED SEPTEMBER 30, 2009 WITH RAYMOND J. BONANNO

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

SPICY PICKLE FRANCHISING, INC.
CONVERTIBLE PROMISSORY NOTE AND LOAN AGREEMENT
SEPTEMBER 30, 2009

$307,656.89
Denver, Colorado

FOR VALUE RECEIVED, Spicy Pickle Franchising, Inc., a Colorado corporation (the “Company“), promises to pay to Raymond J. BonAnno, (“Holder“), or his registered assigns, the principal sum of $307,656.89, together with interest from the date of this Note on the unpaid principal balance at a rate per annum equal to 1% in excess of the Prime Rate (as defined below). Unless otherwise converted into shares of common stock of the Company (par value $0.001) (the “Common Stock”), all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) January 31, 2012 (the “Maturity Date“), or (ii) when such amounts are made automatically due and payable upon or after the occurrence of an Event of Default (as defined below). The Company is delivering this Note, with its terms of conversion, in exchange for a Note of equal amount previously delivered to the Holder on December 12, 2008.  The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.    Definitions

As used in this Note, the following capitalized terms have the following meanings:

“Company” includes the corporation initially executing this Note and any Person that shall succeed to or assume the obligations of the Company pursuant to this Note.

“Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Note” shall mean this Convertible Promissory Note and Loan Agreement.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Prime Rate” shall mean the annual interest rate announced by the Wall Street Journal from time to time as its prime rate.  Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

2.    Interest

Accrued interest on this Note shall be payable on a semi-annual basis on each July 31 and January 31 until all amounts due and owing under the Note have been paid in full.

3.    Payment

Except as set forth in Section 4 below, payment shall be made in lawful tender of the United States.

The Company may prepay at any time without penalty in whole or in part, the unpaid principal and interest due on this Note without the prior written consent of the Holder.

Convertible Promissory Note

4.    Conversion

(a)    Conversion upon First Equity Financing

From time to time, the Holder may convert any amount of the principal and accrued interest due on this Note into shares of Common Stock as set forth in Section 4(b) below. In order to do so, the Holder must give the Company prior written notice detailing the amount to be converted.

(b)    Conversion Price

In the event of a conversion in accordance with Section 4(a) hereof, this Note shall be converted into that number of fully paid and nonassessable shares of Common Stock determined by dividing the amount of unpaid principal and interest then due under this Note designated for conversion by the Holder by $0.13 (as adjusted for stock dividends, stock splits, reverse splits or recapitalizations occurring after the date hereof) (the “Conversion Price”).

(c)    Issuance of Securities on Conversion

As soon as practicable after receiving written notice of conversion from the Holder, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Note, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock to which Holder shall be entitled on such conversion. No fractional shares will be issued on conversion of this Note. If Holder would otherwise be entitled to a fractional share, Holder shall receive a cash payment equal to the Conversion Price multiplied by the fractional share Holder would otherwise be entitled to receive.

(d)    Termination of Rights

If all amounts due under this Note are converted as provided for herein, then all rights with respect to this Note shall terminate upon the issuance of the final shares of Common Stock representing full payment of this Note, whether or not this Note has been surrendered. Notwithstanding the foregoing, the Holder agrees to surrender this Note to the Company for cancellation as soon as is practicable following conversion of this Note.

(e)    Warrant Coverage

For every two dollars converted into common stock, the Company shall issue to the Holder a warrant to purchase one share of Common Stock (the “Warrant”).  The initial exercise price of the Warrant shall be  equal to 120% of the price per share of Common Stock calculated using the average volume weighted average price per share for the 10 trading days prior to the Holder’s election to convert.

5.    Events of Default

The occurrence of any of the following shall constitute an “Event of Default”  hereunder:

(a)    Failure to Pay

The Company shall fail to pay (i) any principal payment on the due date hereunder or (ii) any interest or other payment required pursuant to the terms hereof on the date due and such payment shall not have been made within 10 business days of Company's receipt of Holder's written notice to the Company of such failure to pay; or

(b)    Breaches of Covenants

The Company shall fail to observe or perform any obligation, condition or agreement contained herein (other than those covenants specified in Section 5(a) of this Note) and (i) such failure shall continue for 15 days, or (ii) if such failure is not curable within such 15-day day period, but is reasonably capable of cure within 45 days, either (A) such failure shall continue for 45 days or (B) Company shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial 15-day period; or

Convertible Promissory Note

(c)    Voluntary Bankruptcy or Insolvency Proceedings

The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted pursuant to any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(d)    Involuntary Bankruptcy or Insolvency Proceedings

Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement.

6.    Rights of Holder upon Default

Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it hereunder or pursuant to applicable law.

7.    Representations and Warranties of Holder

The Parties hereby represent and warrant to one another as follows:

(a)    Binding Obligation

The Company has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. The Note issued to the Holder is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(b)    Investment and Accredited Holder

The Holder understands that the Note and the underlying shares of capital stock (collectively referred to as the “Securities“) are a speculative investment, and represents that it is aware of the business affairs and financial condition of the Company, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities, and that it is purchasing the Securities for investment for its own account only and not with a view to, or for resale in connection with, any “distribution“ within the meaning of the Securities Act of 1933, as amended (the “Securities Act“) or applicable state securities laws. Holder further represents that it understands that the Securities have not been registered under the Securities Act or applicable state securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. The Holder acknowledges and understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws or unless exemptions from such registration and qualification requirements are available, and that the Company is under no obligation to register or qualify the Securities. The Holder is an accredited Holder as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act.

Convertible Promissory Note

(c)    Access to Data

The Holder acknowledges that it has received and reviewed this Agreement and Exhibits hereto. The Holder has had an opportunity to discuss the Company's business, management and financial affairs with its officers and directors. The Holder understands that such discussions as well as any written information issued by the Company were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.
8.    Successors and Assigns

Subject to the restrictions on transfer described in Sections 11 and 12 below, the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9.    Waiver and Amendment

Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

10.    Transfer of this Note or Securities Issuable on Conversion Hereof

With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section that the opinion of counsel for Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. The Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

11.    Assignment by the Company

Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder except in connection with an assignment in whole to a successor corporation to the Company, provided that such successor corporation acquires all or substantially all of the Company's property and assets and Holder's rights hereunder are not impaired.

12.    Treatment of Note

To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

13.    Notices

All notices and other communications required or permitted hereunder shall be in writing, shall be effective

Convertible Promissory Note

when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) 3 days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of a facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at 18 Polo Club Drive, Denver, Colorado 80209-3310 or on the register maintained by the Company, and (ii) if to the Company, at the address of its principal corporate offices (Attn: CEO), or at such other address as a party may designate by 10 days' advance written notice to the other party pursuant to the provisions above.

14.    Governing Law

This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of law.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

SPICY PICKLE FRANCHISING, INC.
a Colorado corporation

By:  /s/ Marc Geman
                                             Name: Marc Geman
Its: Chief Executive Officer

The Holder hereby acknowledges that this Note has been delivered in exchange for the original Secured Promissory Note dated December 12, 2008 (“Original Note”).  Accordingly, the Original Note is hereby canceled, voided and replaced in its entirety.

Acknowledged and accepted this 22nd day of October, 2009.

/s/ Raymond J. BonAnno

Raymond J. BonAnno

Convertible Promissory Note